EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-248708 on Form S-8 of our reports dated May 14, 2026 relating to the financial statements of Boot Barn Holdings, Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended March 28, 2026.

/s/ Deloitte and Touche LLP
Costa Mesa, California
August 28, 2026